UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 2, 2007

First Hartford Corporation
(Exact name of registrant as specified in its charter)

Maine	0-8862	01-00185800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Colonial Road, Manchester, Connecticut	06040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (860) 646-6555

_________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On April 2, 2007, "Findings of Fact and Conclusions of Law" were filed in the matter of Richard E. Kaplan, Plaintiff vs First Hartford Corporation and Neil Ellis. Defendant.  Civil No. 05-144-BH,  United States District Court, District of Maine.

Although, this is not a final judgement and the company has filed a "Motion for Additional Findings", this Finding of Fact and Conclusions of Law could have a material adverse effect on the company.

Item 9.01        Financial Statements and Exhibits.

Exhibit 99 - Findings of Fact and Conclusions of Law